CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Travel Hunt Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending April 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nancy Reynolds, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.    Such amended Quarterly Report on Form 10-QSB for the period ending April 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such amended Quarterly Report on Form 10-QSB for the period ending April 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Travel Hunt Holdings, Inc.

Dated: May 11, 2007

TRAVEL HUNT HOLDINGS, INC.

By: /s/ Nancy Reynolds
Nancy Reynolds
Chief Executive Officer and
Chief Financial Office